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                                                                    Exhibit 21.1

                           MICROSTRATEGY INCORPORATED

                                  Subsidiaries
                                  ------------

MicroStrategy Incorporated
8000 Towers Crescent Drive
Vienna, VA 22182

Aventine Incorporated
(Delaware)

MicroStrategy Capital Corporation
(Delaware)

MicroStrategy Services Corporation
(Delaware)

MicroStrategy GmbH
(Austria)

MicroStrategy-FSC, Inc.
(Barbados)

MicroStrategy International Limited
(Bermuda)

MicroStrategy International II Limited
(Bermuda)

MicroStrategy Brasil Ltda
(Brazil)

MicroStrategy Canada Incorporated
(Canada)

MicroStrategy France SARL
(France)

MicroStrategy Deutschland GmbH
(Germany)

MicroStrategy Italy S.r.l.
(Italy)
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MicroStrategy Benelux B.V.
(Netherlands)

MicroStrategy Iberica, S.A.
(Spain)

MicroStrategy Schweiz AG
(Switzerland)

MicroStrategy Limited
(United Kingdom)

Strategy.com Incorporated
(Delaware)